Exhibit 8.2 and 23.2

June 14, 2006

IndyMac MBS, Inc.

155 North Lake Avenue

Pasadena, California 91101

Re:	IndyMac MBS, Inc.—Registration Statement on Form S-3

Ladies and Gentlemen:

We have advised IndyMac MBS, Inc., a Delaware corporation (the “Registrant”), in connection with the registration of Mortgage Pass-Through Certificates (the “Pass-Through Certificates”) and the Mortgage-Backed Notes (the “Notes” and together with the Pass-Through Certificates, the “Securities”), each issuable in series (each, a “Series”) pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof.

We have reviewed the description of selected federal income tax consequences to holders of the Securities that appears under the caption “Material Federal Income Tax Consequences” in the prospectus (the “Prospectus”) forming a part of the Registration Statement. Such description does not purport to address all possible income tax ramifications of the proposed issuances of the Securities, but with respect to those tax consequences that are discussed, in our opinion the description is accurate in all material respects. To the extent that such description explicitly states our opinion, we hereby confirm and adopt such opinion herein. There can be no assurance, however, that the Internal Revenue Service will not take contrary positions or that the law will not change.

Our opinion is based upon current provisions of the Internal Revenue Code of 1986, as amended, the legislative history thereto and Treasury Regulations issued thereunder, current administrative rulings and announcements, and judicial decisions, all of which are subject to change, possibly with retroactive effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Material Federal Income Tax Consequences.” In giving such consent, we do not consider that we are “experts,” within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Heller Ehrman LLP